UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Penumbra, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020

The following Notice of Change of Location and Format of Annual Meeting of Stockholders relates to the proxy statement of Penumbra, Inc., dated April 23, 2020, furnished to stockholders in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 3, 2020 (the “Proxy Statement”). This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to stockholders on May 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS SUPPLEMENT, ALL OF THE INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF LOCATION AND FORMAT OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020

May 15, 2020

Dear Stockholder:

In response to the public health concerns related to the COVID-19 pandemic and to support the health and safety of our stockholders, employees and other meeting participants, NOTICE IS HEREBY GIVEN that the location and format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Penumbra, Inc. (the “Company”) has been changed from an in-person meeting to a virtual-only meeting via live audio webcast. As previously announced, the Annual Meeting will be held on Wednesday, June 3, 2020 at 11:00 a.m., Pacific Time. You will not be able to attend the Annual Meeting in person. However, stockholders of record as of the close of business on April 15, 2020 (the “Record Date”) will have the ability to attend the Annual Meeting, vote their shares and ask questions during the Annual Meeting.

Stockholders may register to attend the Annual Meeting by visiting https://penumbrainc.zoom.us/webinar/register/WN_Elv94pfqQBGtZR7uxsG3Bg and following the instructions therein. The Company encourages stockholders that wish to attend the Annual Meeting to register promptly and in any event prior to the date of the Annual Meeting. Stockholders that register for and attend the Annual Meeting will have the opportunity to vote their shares and ask questions during the Annual Meeting by following the instructions that will be made available upon registration and during the Annual Meeting. Other materials relating to the Annual Meeting, including a list of the stockholders entitled to vote at the Annual Meeting, as well as technical support information, may also be accessed by stockholders by registering for the Annual Meeting.

Whether or not they plan to attend the Annual Meeting, all stockholders as of the Record Date may vote in advance of the Annual Meeting until 11:59 p.m. Eastern Time on June 2, 2020 at http://www.proxyvote.com or using one of the other methods described in the Proxy Statement. The Company encourages stockholders to vote prior to the Annual Meeting. Stockholders who have already voted, and who do not wish to change their vote, do not need to take any further action.

The proxy card, voting instruction form and notice of internet availability of proxy materials that were previously distributed will not be updated to reflect the change in meeting location and format and may continue to be used to vote shares in connection with the Annual Meeting.

The Company previously disclosed in the Proxy Statement that it had elected to provide stockholders as of the Record Date with a Notice of Internet Availability of Proxy Materials (the “Proxy Availability Notice”) instead of a full set of proxy materials in accordance with Rule 14a-16 promulgated under the Securities Exchange Act of 1934 (“Rule 14a-16”). Rule 14a-16 requires, among other things, that an issuer send the Proxy Availability Notice to stockholders at least 40 calendar days before the meeting date. The Company was unable to meet such deadline due to delays caused by the COVID-19 pandemic, and is relying on SEC guidance issued on April 7, 2020 to continue using such delivery method, as the Company believes stockholders have been provided with access to the proxy materials sufficiently in advance of the Annual Meeting to review the materials and exercise their voting rights in an informed manner.

For further information regarding the matters to be acted upon at the Annual Meeting, stockholders are urged to carefully read the Proxy Statement. The Company has made the Proxy Statement available to our stockholders on the Internet. You can access the Proxy Statement and the other proxy materials at http://www.proxyvote.com.

By Order of the Board of Directors

Johanna Roberts
Executive Vice President, General Counsel and Secretary
Alameda, California